Exhibit 99.1

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS

RESULTS FOR 2016 THIRD QUARTER

San Antonio, November 9, 2016 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported financial results for the third quarter ended September 30, 2016.

“In this quarter, our Americas and International outdoor businesses continued to invest in building programmatic buying platforms and developing new research analytics tools to help ensure our place with our advertisers in an increasingly digital world” said Bob Pittman, Chairman and Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “To stay as competitive as possible, we believe it’s critical to do business with advertising and marketing partners in the same way that the digital advertising industry does today. And, we continue to invest in our digital out-of-home network to expand our ability to offer innovative solutions to our marketing partners.”

“International outdoor delivered growth in both revenues and operating income,” said Rich Bressler, Chief Financial Officer. “Americas outdoor revenue and operating income declined due to the sale of nine non-strategic markets. Excluding the sale, Americas outdoor revenues increased.”

Key Financial Highlights

The Company’s key financial highlights for the third quarter of 2016 include:

•	Consolidated revenue decreased 3.3%. Consolidated revenue increased 2.3%, after adjusting for a $5.9 million impact from movements in foreign exchange rates and the $32.8 million impact of non-strategic markets sold in 2016.

•	Americas revenues decreased $24.3 million, or 7.0%. Revenues increased $3.5 million, or 1.1%, after adjusting for a $0.1 million impact from movements in foreign exchange rates and a $27.9 million impact from the sale of non-strategic markets.

•	International revenues increased $1.2 million, or 0.3%. Revenues increased $12.1 million, or 3.5%, after adjusting for a $6.0 million impact from movements in foreign exchange rates and a $4.9 million impact from the sale of our business in Turkey in the second quarter of 2016.

•	Operating income increased 14.7% to $60.8 million. OIBDAN decreased 5.8%. OIBDAN increased 1.6%, excluding the impact from movements in foreign exchange rates and the impact of the non-strategic markets sold in 2016.

Key Non-Financial Highlights

The Company’s recent key non-financial highlights include:

•	Installed 911 new digital displays in our North American and international markets for an end-of-quarter total of 1,082 across 28 markets in North America and over 9,000 digital displays in our international markets.

•	Renewed the contract for the Hartsfield-Jackson Atlanta International Airport, recently named the “World’s Busiest Airport” for the 18th consecutive year.

•	Secured a new contract for the Roanoke-Blacksburg Regional Airport in Southern Virginia, home to Virginia Tech University and 20 other colleges and universities and awarded the media contract for the Punta Cana International Airport in the Dominican Republic.

•	Announced the conversion of 500 telephone boxes in London acquired in the first quarter into brand new phone boxes featuring Wi-Fi, interactive local maps and payphone services, with an Adshel Live digital screen integrated into every unit.

•	Awarded rights to market more than 800 display sites at premium municipal locations in Lucerne, Switzerland.

•	Launched Trace tool in the UK, which tracks the consumer purchase journey and allows media planners and advertisers to explore how best to engage their target audiences at the right time, in the right place with the right message.

GAAP Measures by Segment

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2016	2015		2016	2015
Revenue
Americas	$322,997	$347,336	(7.0)%	$931,058	$984,485	(5.4)%
International	350,060	348,941	0.3%	1,044,866	1,049,654	(0.5)%

Consolidated revenue	$673,057	$696,277	(3.3)%	$1,975,924	$2,034,139	(2.9)%

Direct Operating and SG&A expenses[1]
Americas	$197,489	$208,611	(5.3)%	$588,699	$617,540	(4.7)%
International	294,761	296,664	(0.6)%	875,674	882,700	(0.8)%

Consolidated Direct Operating and SG&A expenses[1]	$492,250	$505,275	(2.6)%	$1,464,373	$1,500,240	(2.4)%

Operating income
Americas	$78,266	$88,604	(11.7)%	$201,476	$215,371	(6.5)%
International	18,281	10,713	70.6%	56,117	41,993	33.6%
Corporate[2]	(29,578)	(29,702)	(0.4)%	(90,140)	(91,258)	(1.2)%
Impairment charges	(7,274)	(21,631)	(66.4)%	(7,274)	(21,631)	(66.4)%
Other operating income (loss), net	1,095	5,029	(78.2)%	226,485	244	92,721.7%

Consolidated Operating income	$60,790	$53,013	14.7%	$386,664	$144,719	167.2%

[1]	Direct Operating and SG&A Expenses as included throughout this earnings release refers to the sum of Direct operating expenses (excludes depreciation and amortization) and Selling, general and administrative expenses (excludes depreciation and amortization).
[2]	Includes Corporate depreciation and amortization of $1.5 million and $1.4 million for the three months ended September 30, 2016 and 2015, respectively, and $4.2 million and $4.0 million for the nine months ended September 30, 2016 and 2015, respectively.

Non-GAAP Measures1 (see preceding table for comparable GAAP measures)

(In thousands)	Three Months Ended September 30,			Nine Months Ended September 30,		% Change
	2016	2015	% Change	2016	2015
Revenue excluding movements in foreign exchange
Americas	$322,857	$347,336	(7.0)%	$938,920	$984,485	(4.6)%
International	356,128	348,941	2.1%	1,064,232	1,049,654	1.4%

Consolidated revenue excluding movements in foreign exchange	$678,985	$696,277	(2.5)%	$2,003,152	$2,034,139	(1.5)%

Direct Operating and SG&A expenses[1] excluding movements in foreign exchange
Americas	$197,199	$208,611	(5.5)%	$594,684	$617,540	(3.7)%
International	300,602	296,664	1.3%	894,492	882,700	1.3%

Consolidated Direct Operating and SG&A expenses excluding movements in foreign exchange	$497,801	$505,275	(1.5)%	$1,489,176	$1,500,240	(0.7)%

OIBDAN
Americas	$125,508	$138,725	(9.5)%	$342,359	$366,945	(6.7)%
International	55,299	52,277	5.8%	169,192	166,954	1.3%
Corporate	(25,361)	(26,031)	(2.6)%	(77,809)	(81,209)	(4.2)%

Consolidated OIBDAN	$155,446	$164,971	(5.8)%	$433,742	$452,690	(4.2)%

OIBDAN excluding movements in foreign exchange
Americas	$125,658	$138,725	(9.4)%	$344,236	$366,945	(6.2)%
International	55,526	52,277	6.2%	169,740	166,954	1.7%
Corporate	(26,833)	(26,031)	3.1%	(80,182)	(81,209)	(1.3)%

Consolidated OIBDAN excluding movements in foreign exchange	$154,351	$164,971	(6.4)%	$433,794	$452,690	(4.2)%

Revenue excluding effects of foreign exchange and revenue from non-strategic markets sold
Americas	$322,857	$319,447	1.1%	$936,450	$907,194	3.2%
International	$356,128	$344,010	3.5%	$1,053,661	$1,031,143	2.2%
Consolidated revenue, excluding effects of foreign exchange and revenue from non-strategic markets sold	$678,985	$663,457	2.3%	$1,990,111	$1,938,337	2.7%
OIBDAN excluding effects of foreign exchange and revenue from non-strategic markets sold
Americas	$125,658	$125,322	0.3%	$343,536	$332,571	3.3%
International	$55,526	$52,601	5.6%	$169,603	$164,934	2.8%
Consolidated OIBDAN, excluding effects of foreign exchange and revenue from non-strategic markets sold	$154,351	$151,892	1.6%	$432,957	$416,296	4.0%

Certain prior period amounts have been reclassified to conform to the 2016 presentation of financial information throughout the press release.

[1]	See the end of this press release for reconciliations of (i) OIBDAN excluding effects of foreign exchange rates and OIBDAN for each segment to segment and consolidated operating income (loss); (ii) revenues excluding effects of foreign exchange rates to revenues; (iii) direct operating and SG&A expenses excluding effects of foreign exchange rates to direct operating and SG&A expenses; (iv) corporate expenses excluding non-cash compensation expenses to corporate expenses; (v) Consolidated and segment revenues excluding the effects of foreign exchange rates and non-strategic markets sold to Consolidated and segment revenues; (vi) Consolidated and segment direct operating and SG&A expenses excluding the effects of foreign exchange rates and non-strategic markets sold to Consolidated and segment direct operating and SG&A expenses; and (vii) Consolidated and segment OIBDAN excluding the effects of foreign exchange rates and non-strategic markets sold to Consolidated and segment operating income. See also the definition of OIBDAN under the Supplemental Disclosure section in this release.

Third Quarter 2016 Results

Consolidated

Consolidated revenue decreased $23.2 million, or 3.3%, during the third quarter of 2016 as compared to the third quarter of 2015. Consolidated revenue increased $15.5 million, or 2.3%, after adjusting for a $5.9 million impact from movements in foreign exchange rates and the $32.8 million impact of the non-strategic markets sold in 2016.

Consolidated direct operating and SG&A expenses decreased $13.0 million, or 2.6%, during the third quarter of 2016 as compared to the third quarter of 2015. Consolidated direct operating and SG&A expenses increased $12.3 million, or 2.5%, in the third quarter, after adjusting for a $5.6 million impact of movements in foreign exchange rates and the $19.7 million impact of the non-strategic markets sold in 2016.

Consolidated operating income increased 14.7% to $60.8 million, during the third quarter of 2016 as compared to the third quarter of 2015, primarily due to impairment charges of $21.6 million recognized in the third quarter of 2015, compared to impairment charges of $7.3 million recognized in the third quarter of 2016.

The Company’s OIBDAN decreased 5.8% to $155.4 million, during the third quarter of 2016 as compared to the third quarter of 2015. The Company’s OIBDAN increased 1.6% in the third quarter 2016 compared to the same period of 2015, after adjusting for movements in foreign exchange rates and the impact of the sale of the non-strategic markets.

Included in the 2016 third quarter operating income and OIBDAN were $2.4 million of direct operating and SG&A expenses and $0.9 million of corporate expenses associated with the Company’s strategic revenue and efficiency initiatives, a decrease of $5.5 million compared to such expenses in the prior year.

Americas

Americas outdoor revenues decreased $24.3 million, or 7.0%, during the third quarter of 2016 as compared to the third quarter of 2015. Revenues increased $3.5 million, or 1.1%, after adjusting for a $0.1 million impact from movements in foreign exchange rates and a $27.9 million impact from the non-strategic markets sold in the first quarter of 2016. These markets generated revenues of $27.9 million in the third quarter of 2015. The decrease resulting from these sales was partially offset by increased revenues from digital billboards as a result of new deployments and higher occupancy on existing digital billboards, new airport contracts and higher revenues in Latin America, resulting primarily from the Olympics in Brazil.

Direct operating and SG&A expenses decreased $11.1 million, or 5.3%, during the third quarter of 2016 as compared to the third quarter of 2015. Direct operating and SG&A expenses increased $3.1 million, or 1.6%, during the third quarter 2016, after adjusting for a $0.3 million impact from movements in foreign exchange rates and the $14.5 million impact from the sale of non-strategic markets during the first quarter of 2016, due primarily to higher variable operating expenses related to higher revenues.

Operating income decreased 11.7% to $78.3 million. OIBDAN was down $13.2 million, or 9.5%, during the third quarter of 2016 as compared to the third quarter of 2015, resulting primarily from the sale of the non-strategic markets in the first quarter of 2016. OIBDAN increased 0.3% during the third quarter 2016, after adjusting for a $0.2 million impact from movements in foreign exchange rates and the $13.4 million impact from the sale of non-strategic markets.

International

International outdoor revenues increased $1.2 million, or 0.3%, during the third quarter of 2016 as compared to the third quarter of 2015. Revenues increased $12.1 million, or 3.5%, after adjusting for a $6.0 million impact from movements in foreign exchange rates and the $4.9 million impact from the sale of our business in Turkey in the second quarter of 2016. Higher revenue from new digital assets and new contracts in Australia, Italy, Spain and Sweden, was partially offset by lower revenue in the United Kingdom, due to the London bus shelter contract not being renewed.

Direct operating and SG&A expenses decreased $1.9 million, or 0.6%, during the third quarter of 2016 as compared to the third quarter of 2015. Direct operating and SG&A expenses increased $9.2 million or 3.2%, during the third quarter 2016, after adjusting for a $5.9 million impact from movements in foreign exchange rates and the $5.2 million impact from the sale of our business in Turkey in the second quarter of 2016. Direct operating and SG&A expenses increased primarily due to higher site lease, production and compensation expenses related to higher revenues, partially offset by lower site lease expense due to lower revenue in the United Kingdom.

Operating income increased 70.6% to $18.3 million, primarily as a result of lower depreciation and amortization expense. OIBDAN increased $3.0 million, or 5.8%, during the third quarter of 2016 as compared to the third quarter of 2015. OIBDAN increased $2.9 million, or 5.6%, during the third quarter 2016, after adjusting for a $0.2 million impact from movements in foreign exchange rates and the $0.3 million impact from the sale of our business in Turkey in the second quarter of 2016. Operating income and OIBDAN in the third quarter of 2016 each include $2.1 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $7.2 million in the 2015 period.

Clear Channel International B.V. (“CCIBV”)

CCIBV’s consolidated revenues decreased $0.1 million to $284.6 million in the third quarter of 2016 compared to the same period in 2015. This decrease includes a $6.0 million impact from movements in foreign exchange rates.

CCIBV’s operating loss was $13.5 million in the third quarter of 2016 compared to operating loss of $12.0 million in the same period in 2015. This increase includes a $1.9 million impact from movements in foreign exchange rates.

Liquidity and Financial Position

As of September 30, 2016, we had $394.3 million of cash on our balance sheet, including $154.1 million of cash held outside the U.S. by our subsidiaries, a portion of which is held by non-wholly owned subsidiaries or is otherwise subject to certain restrictions and not readily accessible to us. For the nine months ended September 30, 2016, cash flow provided by operating activities was $190.2 million, cash flow provided by investing activities was $411.7 million, cash flow used for financing activities was $619.2 million, and there was $(1.1) million impact from movements in foreign exchange rates on cash. The net decrease in cash from December 31, 2015 was $18.4 million.

Capital expenditures for the nine months ended September 30, 2016 were approximately $148.0 million compared to $138.6 million for the same period in 2015.

In the first quarter of 2016, Americas outdoor sold nine non-strategic markets for net proceeds, including cash and certain advertising assets in Florida, totaling $592.6 million. These markets contributed $2.4 million and $77.3 million in revenue during the nine months ended September 30, 2016 and 2015, respectively.

In the second quarter of 2016, International outdoor sold its business in Turkey, which contributed $10.6 million and $18.5 million in revenue during the nine months ended September 30, 2016 and 2015.

On October 24, 2016, we sold our International outdoor business in Australia (“Australia Outdoor”), for cash proceeds of $203.9 million. Australia Outdoor revenue for the nine months ended September 30, 2016 and 2015 was $96.0 million and $83.6 million, respectively.

On January 7, 2016, CCOH paid a special dividend of $217.8 million using the proceeds of the issuance of $225.0 million in aggregate principal amount of 8.75% Senior Notes due 2020 by Clear Channel International B.V., an indirect wholly-owned subsidiary of CCOH, in December 2015.

On February 4, 2016, the Company paid a special cash dividend of $540.0 million to our stockholders using proceeds relating to a $300 million demand on the intercompany note owed by iHeartCommunications to the Company and a portion of the proceeds from the sale of non-strategic domestic markets.

Conference Call

The Company, along with its parent company, iHeartMedia, Inc., will host a conference call to discuss results on November 9, 2016 at 8:30 a.m. Eastern Time. The conference call number is (800) 700-7784 (U.S. callers) and (612) 288-0318 (International callers) and the passcode for both is 405420. A live audio webcast of the conference call will also be available on the investor section of www.iheartmedia.com and www.clearchanneloutdoor.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 475-6701 (U.S. callers) and (320) 365-3844 (International callers) and the passcode for both is 405420. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	$673,057	$696,277	$1,975,924	2,034,139
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	366,086	372,716	1,075,841	1,108,029
Selling, general and administrative expenses (excludes depreciation and amortization)	126,164	132,559	388,532	392,211
Corporate expenses (excludes depreciation and amortization)	28,058	28,347	85,949	87,254
Depreciation and amortization	85,780	93,040	258,149	280,539
Impairment charges	7,274	21,631	7,274	21,631
Other operating income, net	1,095	5,029	226,485	244

Operating income	60,790	53,013	386,664	144,719
Interest expense	93,313	88,088	281,836	266,060
Interest income on Due from iHeartCommunications	12,429	15,630	36,433	45,932
Equity in loss of nonconsolidated affiliates	(727)	(812)	(1,374)	(641)
Other income (expense), net	(6,524)	(17,742)	(46,198)	17,472

Income (loss) before income taxes	(27,345)	(37,999)	93,689	(58,578)
Income tax benefit (expense)	3,603	22,797	(37,597)	19,709

Consolidated net income (loss)	(23,742)	(15,202)	56,092	(38,869)
Less: Amount attributable to noncontrolling interest	7,329	7,379	16,162	15,820

Net income (loss) attributable to the Company	$(31,071)	$(22,581)	$39,930	$(54,689)

For the three months ended September 30, 2016, foreign exchange rate movements decreased the Company’s revenues by $5.9 million and decreased direct operating expenses by $4.2 million, SG&A expenses by $1.4 million and Corporate expenses by $1.5 million. For the nine months ended September 30, 2016, foreign exchange rate movements decreased the Company’s revenues by $27.2 million and decreased direct operating expenses by $18.2 million, SG&A expenses by $6.6 million and Corporate expenses by $2.4 million.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for September 30, 2016 and December 31, 2015:

(In millions)	September 30,	December 31,
	2016	2015
Cash and cash equivalents	$394.3	$412.7
Total current assets	1,282.8	1,567.7
Net property, plant and equipment	1,493.3	1,628.0
Due from iHeartCommunications	769.5	930.8
Total assets	5,675.6	6,306.8
Current liabilities (excluding current portion of long-term debt)	657.1	916.3
Long-term debt (including current portion of long-term debt)	5,117.9	5,110.8
Shareholders’ deficit	(995.0)	(569.7)

TABLE 3 - Total Debt

At September 30, 2016 and December 31, 2015, Clear Channel Outdoor Holdings had a total net debt of:

(In millions)	September 30,	December 31,
	2016	2015
Clear Channel Worldwide Senior Notes:
6.5% Series A Senior Notes Due 2022	$735.8	$735.8
6.5% Series B Senior Notes Due 2022	1,989.2	1,989.2
Clear Channel Worldwide Holdings Senior Subordinated Notes:
7.625% Series A Senior Subordinated Notes Due 2020	275.0	275.0
7.625% Series B Senior Subordinated Notes Due 2020	1,925.0	1,925.0
Clear Channel International B.V. Senior Notes due 2020	225.0	225.0
Other debt	18.4	19.0
Original issue discount	(7.0)	(7.8)
Long-term debt fees	(43.5)	(50.4)

Total debt	5,117.9	5,110.8
Cash	394.3	412.7

Net Debt	$4,723.6	$4,698.1

The current portion of long-term debt was $9.7 million and $4.3 million as of September 30, 2016 and December 31, 2015, respectively.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three and nine months ended September 30, 2016 and 2015. The Company defines OIBDAN as consolidated operating income adjusted to exclude non-cash compensation expenses, included within corporate expenses, as well as the following line items presented in its Statement of Operations: Depreciation and amortization; Impairment charges; and Other operating income, net.

In the second quarter of 2016, the Company revised its presentation of OIBDAN to eliminate the adjustment for amortization of deferred system implementation costs. The Company incurred these costs for the first time during 2015 and excluded them from its calculation of OIBDAN in 2015 to enhance comparability of the Company’s underlying financial performance during 2015 as compared to 2014. As amortization of deferred system implementation costs are now reflected in both the 2015 and 2016 periods, and are recurring expenses, the Company no longer believes excluding these costs enhances the comparability of the Company’s underlying financial performance. The Company does not believe this change will have a significant impact on its OIBDAN presentation.

The Company uses OIBDAN, among other measures, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.

The other non-GAAP financial measures presented in the tables below are: (i) revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates; (ii) revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results from non-strategic markets sold and (iii) corporate expenses, excluding non-cash compensation expenses.

The Company presents revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, because management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period to period comparisons of business performance and provides useful information to investors. A significant portion of the Company’s advertising operations are conducted in foreign markets, principally Europe, the U.K. and China, and management reviews the results from its foreign operations on a constant dollar basis. Revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, are calculated by converting the current period’s amounts in local currency to U.S. dollars using average foreign exchange rates for the prior period.

In the first quarter of 2016, the Company sold nine non-strategic Americas markets and in the second quarter of 2016, the Company sold its business in Turkey. The Company presents revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results from non-strategic markets sold, for the consolidated Company and the Company’s segments, in order to facilitate investors’ understanding of operational trends without the impact of fluctuations in foreign currency rates and without the results from the markets that were sold, as these results will not be included in the Company’s results in current and future periods.

Corporate expenses excluding the effects of non-cash compensation expenses is presented as OIBDAN excludes non-cash compensation expenses.

Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN excluding effects of foreign exchange rates and OIBDAN for each segment to consolidated and segment operating income (loss); (ii) Revenues excluding the effects of foreign exchange rates to revenues; (iii) Direct operating and SG&A expenses excluding the effects of foreign exchange rates to direct operating and SG&A expenses; (iv)

Corporate expenses excluding non-cash compensation expenses and effects of foreign exchange rates to Corporate expenses; (v) Consolidated and segment revenues excluding the effects of foreign exchange rates and results from non-strategic markets sold to Consolidated and segment revenues; (vi) Consolidated and segment direct operating and SG&A expenses excluding the effects of foreign exchange rates and results from non-strategic markets sold to Consolidated and segment direct operating and SG&A expenses; (vii) Consolidated and segment OIBDAN excluding the effects of foreign exchange rates and results from non-strategic markets sold to Consolidated and segment Operating income.

Reconciliation of OIBDAN, excluding effects of foreign exchange rates and OIBDAN for each segment to, Consolidated and Segment Operating Income (Loss)

(In thousands)	OIBDAN excluding effects of foreign exchange	Foreign exchange effects	OIBDAN (subtotal)	Non-cash compensation expenses	Depreciation and amortization	Impairment charges	Other operating (income) expense, net	Operating income (loss)
Three Months Ended September 30, 2016
Americas	$125,658	$(150)	$125,508	$—	$47,242	$—	$—	$78,266
International	55,526	(227)	55,299	—	37,018	—	—	18,281
Corporate	(26,833)	1,472	(25,361)	2,697	1,520	—	—	(29,578)
Impairment charges	—	—	—	—	—	7,274	—	(7,274)
Other operating expense, net	—	—	—	—	—	—	(1,095)	1,095

Consolidated	$154,351	$1,095	$155,446	$2,697	$85,780	$7,274	$(1,095)	$60,790

Three Months Ended September 30, 2015
Americas	$138,725	$—	$138,725	$—	$50,121	$—	$—	$88,604
International	52,277	—	52,277	—	41,564	—	—	10,713
Corporate	(26,031)	—	(26,031)	2,316	1,355	—	—	(29,702)
Impairment charges	—	—	—	—	—	21,631	—	(21,631)
Other operating income, net	—	—	—	—	—	—	(5,029)	5,029

Consolidated	$164,971	$—	$164,971	$2,316	$93,040	$21,631	$(5,029)	$53,013

Nine Months Ended September 30, 2016
Americas	$344,236	$(1,877)	$342,359	$—	$140,883	$—	$—	$201,476
International	169,740	(548)	169,192	—	113,075	—	—	56,117
Corporate	(80,182)	2,373	(77,809)	8,140	4,191	—	—	(90,140)
Impairment charges	—	—	—	—	—	7,274	—	(7,274)
Other operating income, net	—	—	—	—	—	—	(226,485)	226,485

Consolidated	$433,794	$(52)	$433,742	$8,140	$258,149	$7,274	$(226,485)	$386,664

Nine Months Ended September 30, 2015
Americas	$366,945	$—	$366,945	$—	$151,574	$—	$—	$215,371
International	166,954	—	166,954	—	124,961	—	—	41,993
Corporate	(81,209)	—	(81,209)	6,045	4,004	—	—	(91,258)
Impairment charges	—	—	—	—	—	21,631	—	(21,631)
Other operating expense, net	—	—	—	—	—	—	(244)	244

Consolidated	$452,690	$—	$452,690	$6,045	$280,539	$21,631	$(244)	$144,719

Reconciliation of Revenues, excluding effects of foreign exchange rates, to Revenues

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2016	2015		2016	2015
Consolidated revenue	$673,057	$696,277	(3.3)%	$1,975,924	2,034,139	(2.9)%
Excluding: Foreign exchange decrease	5,928	—		27,228	—

Consolidated revenue excluding effects of foreign exchange	$678,985	$696,277	(2.5)%	$2,003,152	$2,034,139	(1.5)%

Americas revenue	$322,997	$347,336	(7.0)%	$931,058	$984,485	(5.4)%
Excluding: Foreign exchange (increase) decrease	(140)	—		7,862	—

Americas revenue excluding effects of foreign exchange	$322,857	$347,336	(7.0)%	$938,920	$984,485	(4.6)%

International revenue	$350,060	$348,941	0.3%	$1,044,866	$1,049,654	(0.5)%
Excluding: Foreign exchange decrease	6,068	—		19,366	—

International revenue excluding effects of foreign exchange	$356,128	$348,941	2.1%	$1,064,232	$1,049,654	1.4%

Reconciliation of Direct operating and SG&A expenses, excluding effects of foreign exchange rates, to Direct operating and SG&A expenses

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2016	2015		2016	2015
Consolidated direct operating and SG&A expenses	$492,250	$505,275	(2.6)%	$1,464,373	$1,500,240	(2.4)%
Excluding: Foreign exchange decrease	5,551	—		24,803	—

Consolidated direct operating and SG&A expenses excluding effects of foreign exchange	$497,801	$505,275	(1.5)%	$1,489,176	$1,500,240	(0.7)%

Americas direct operating and SG&A expenses	$197,489	$208,611	(5.3)%	$588,699	$617,540	(4.7)%
Excluding: Foreign exchange (increase) decrease	(290)	—		5,985	—

Americas direct operating and SG&A expenses excluding effects of foreign exchange	$197,199	$208,611	(5.5)%	$594,684	$617,540	(3.7)%

International direct operating and SG&A expenses	$294,761	$296,664	(0.6)%	$875,674	$882,700	(0.8)%
Excluding: Foreign exchange decrease	5,841	—		18,818	—

International direct operating and SG&A expenses excluding effects of foreign exchange	$300,602	$296,664	1.3%	$894,492	$882,700	1.3%

Reconciliation of Corporate expenses, excluding non-cash compensation expenses and effects of foreign exchange rates, to Corporate Expenses

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2016	2015		2016	2015
Corporate Expense	$28,058	$28,347	(1.0)%	$85,949	$87,254	(1.5)%
Excluding: Non-cash compensation expense	(2,697)	(2,316)		(8,140)	(6,045)

Corporate Expense excluding non-cash compensation expense	$25,361	$26,031	(2.6)%	$77,809	$81,209	(4.2)%
Excluding: Foreign exchange decrease	$1,472	$—		$2,373	$—

Corporate Expense excluding non-cash compensation expense and effects of foreign exchange	$26,833	$26,031	3.1%	$80,182	$81,209	(1.3)%

Reconciliation of Consolidated and Segment Revenues, excluding effects of foreign exchange rates and results from non-strategic markets sold, to Consolidated and Segment Revenues

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2016	2015		2016	2015
Consolidated revenue	$673,057	$696,277	(3.3)%	$1,975,924	$2,034,139	(2.9)%
Excluding: Revenue from non-strategic markets sold	—	(32,820)		(13,041)	(95,802)
Excluding: Foreign exchange decrease	5,928	—		27,228	—

Consolidated revenue, excluding effects of foreign exchange and revenue from non-strategic markets sold	$678,985	$663,457	2.3%	$1,990,111	$1,938,337	2.7%

Americas revenue	$322,997	$347,336	(7.0)%	$931,058	$984,485	(5.4)%
Excluding: Revenue from non-strategic markets sold	—	(27,889)		(2,470)	(77,291)
Excluding: Foreign exchange (increase) decrease	(140)	—		7,862	—

Americas revenue, excluding effects of foreign exchange and revenue from non-strategic markets sold	$322,857	$319,447	1.1%	$936,450	$907,194	3.2%

International revenue	$350,060	$348,941	0.3%	$1,044,866	$1,049,654	(0.5)%
Excluding: Revenue from non-strategic market sold	—	(4,931)		(10,571)	(18,511)
Excluding: Foreign exchange decrease	6,068	—		19,366	—

International revenue, excluding effects of foreign exchange and revenue from non-strategic market sold	$356,128	$344,010	3.5%	$1,053,661	$1,031,143	2.2%

Reconciliation of Consolidated and Segment Direct operating and SG&A expenses, excluding effects of foreign exchange rates and results from non-strategic markets sold, to Consolidated and Segment Direct operating and SG&A expenses

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2016	2015		2016	2015
Consolidated direct operating and SG&A expenses	$492,250	$505,275	(2.6)%	$1,464,373	$1,500,240	(2.4)%
Excluding: Operating expenses from non-strategic markets sold	—	(19,741)		(12,204)	(59,408)
Excluding: Foreign exchange decrease	5,551	—		24,803	—

Consolidated direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from non-strategic markets sold	$497,801	$485,534	2.5%	$1,476,972	$1,440,832	2.5%

Americas direct operating and SG&A expenses	$197,489	$208,611	(5.3)%	$588,699	$617,540	(4.7)%
Excluding: Operating expenses from non-strategic markets sold	—	(14,486)		(1,770)	(42,917)
Excluding: Foreign exchange (increase) decrease	(290)	—		5,985	—

Americas direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from non-strategic markets sold	$197,199	$194,125	1.6%	$592,914	$574,623	3.2%

International direct operating and SG&A expenses	$294,761	$296,664	(0.6)%	$875,674	$882,700	(0.8)%
Excluding: Operating expenses from non-strategic market sold	—	(5,255)		(10,434)	(16,491)
Excluding: Foreign exchange decrease	5,841	—		18,818	—

International direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from non-strategic market sold	$300,602	$291,409	3.2%	$884,058	$866,209	2.1%

Reconciliation of Consolidated and Segment OIBDAN, excluding effects of foreign exchange rates and results from non-strategic markets sold to, Consolidated and Segment Operating income

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2016	2015		2016	2015
Consolidated operating income	$60,790	$53,013	14.7%	$386,664	$144,719	167.2%
Excluding: Revenue, direct operating and SG&A expenses from non-strategic markets sold	—	(13,079)		(837)	(36,394)
Excluding: Foreign exchange (increase) decrease	(1,095)	—		52	—
Excluding: Non-cash compensation expense	2,697	2,316		8,140	6,045
Excluding: Depreciation and amortization	85,780	93,040		258,149	280,539
Excluding: Impairment charges	7,274	21,631		7,274	21,631
Excluding: Other operating (income) expense, net	(1,095)	(5,029)		(226,485)	(244)

Consolidated OIBDAN, excluding effects of foreign exchange and OIBDAN from non-strategic markets sold	$154,351	$151,892	1.6%	$432,957	$416,296	4.0%

Americas Outdoor operating income	$78,266	$88,604	(11.7)%	$201,476	$215,371	(6.5)%
Excluding: Revenue, direct operating and SG&A expenses from non-strategic markets sold	—	(13,403)		(700)	(34,374)
Excluding: Foreign exchange decrease	150	—		1,877	—
Excluding: Depreciation and amortization	47,242	50,121		140,883	151,574

Americas Outdoor OIBDAN, excluding effects of foreign exchange and OIBDAN from non-strategic markets sold	$125,658	$125,322	0.3%	$343,536	$332,571	3.3%

International Outdoor operating income	$18,281	$10,713	70.6%	$56,117	$41,993	33.6%
Excluding: Revenue, direct operating and SG&A expenses of non-strategic market sold	—	324		(137)	(2,020)
Excluding: Foreign exchange decrease	227	—		548	—
Excluding: Depreciation and amortization	37,018	41,564		113,075	124,961

International Outdoor OIBDAN, excluding effects of foreign exchange and OIBDAN from non-strategic market sold	$55,526	$52,601	5.6%	$169,603	$164,934	2.8%

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc., (NYSE: CCO) is one of the world’s largest outdoor advertising companies, with over 578,000 displays in 35 countries across five continents, including 43 of the 50 largest markets in the United States. Clear Channel Outdoor Holdings offers many types of displays across its global platform to meet the advertising needs of its customers. This includes a growing digital platform that now offers 1,082 digital billboards across 28 markets in North America. Clear Channel Outdoor Holdings’ International segment operates in 19 countries across Asia and Europe in a wide variety of formats. More information is available at www.clearchanneloutdoor.com and www.clearchannelinternational.com.

For further information, please contact:

Media

Wendy Goldberg

Executive Vice President – Communications

(212) 377-1105

Investors

Eileen McLaughlin

Vice President – Investor Relations

(212) 377-1116

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. and its subsidiary Clear Channel International B.V. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our business plans, strategies and initiatives and our expectations about certain markets, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: weak or uncertain global economic conditions; changes in general economic and political conditions in the United States and in other countries in which the Company currently does business; industry conditions, including competition; the level of expenditures on advertising; legislative or regulatory requirements; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; capital expenditure requirements; risks of doing business in foreign countries; fluctuations in exchange rates and currency values; the outcome of pending and future litigation; taxes and tax disputes; changes in interest rates; shifts in population and other demographics; access to capital markets and borrowed indebtedness; the Company’s ability to implement its business strategies; risks relating to the successful integration of the operations of acquired businesses; risks that the Company may not achieve or sustain anticipated cost savings from strategic revenue and efficiency initiatives; the impact of the Company’s substantial indebtedness, including the effect of the Company’s leverage on its financial position and earnings; the Company’s ability to generate sufficient cash from operations or liquidity-generating transactions to make payments on its indebtedness; the Company’s relationship with iHeartCommunications, including its ability to elect all of the members of the Company’s Board of Directors and its ability, as controlling stockholder, to determine the outcome of matters submitted to the stockholders and certain additional matters governed by intercompany agreements between the Company and iHeartCommunications; and the impact of these and additional factors on iHeartCommunications, the Company’s primary direct or indirect external source of capital, which could have a significant need for capital in the future. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including the section entitled “Item 1A. Risk Factors” of Clear Channel Outdoor Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.